UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2008

Yinlips Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52930 (Commission File Number)	20-8057623 (IRS Employer Identification No.)

Room 2929-31 NanGuang JieJia Building
No. 3037 Shen South-mid Road, FuTian District
Shenzhen, GuangDong, People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

(86) 755-2601-8046
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 3.02, below, is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On October 31, 2008, Yinlips Technology, Inc. (the “Company”) conducted a closing of a private placement that was initially reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008. Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 4,473,583 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at $1.10 per share, for gross proceeds of approximately $4.9 million (the “Private Placement”).

WestPark Capital, Inc. (“WestPark”), the placement agent for the Private Placement, was paid a commission equal to 9% of the gross proceeds from the financing, in addition to a $90,000 success fee for the Share and Warrant Exchange (as defined below), for an aggregate fee of approximately $533,000. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving the Company’s securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

The Company agreed to file a registration statement covering the common stock underlying the Series A Preferred Stock sold in the Private Placement within 60 days of the closing of a share and warrant exchange transaction that closed on October 17, 2008 (the “Share and Warrant Exchange”) pursuant to the subscription agreement entered into with each investor. The investors in the Private Placement also entered into a lock-up agreement pursuant to which they agreed not to sell their shares until 90 days after the Company’s common stock is first listed or quoted on either the New York Stock Exchange, NYSE Alternext (formerly the American Stock Exchange), NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, at which time one-twelfth of their shares will be released from the lock-up, and after which their shares will automatically be released from the lock-up every 30 days in eleven equal installments.

Some of the controlling stockholders and control persons of WestPark were also, prior to the completion of the Share and Warrant Exchange, controlling stockholders and control persons of the Company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant stockholder of the Company prior to the Share and Warrant Exchange, and Anthony C. Pintsopoulos, who is the Chief Financial Officer of WestPark and was one of the Company’s controlling stockholders and an officer and director prior to the Share and Warrant Exchange. Mr. Rappaport is the sole owner of the membership interests in the parent of WestPark. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with the Company upon the closing of the Share and Warrant Exchange.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE PRIVATE PLACEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Form of Subscription Agreement (incorporated by reference from Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YINLIPS TECHNOLOGY, INC.

Date: November 5, 2008	By:	/s/ Zhao Zifeng
Name: Zhao Zifeng
Title: Chief Executive Officer